UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 24, 2009

Date of Report (Date of earliest event reported)

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 962-2500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 5.02 with respect to the consulting agreement between Spansion Inc. (the “Company”) and Nathan Sarkisian is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2009, Thora Thoroddsen resigned as Interim Chief Financial Officer of the Company as a result of an ongoing pre-existing business relationship between Ernst & Young LLP and Brincko Associates, Ms. Thoroddsen’s employer. Ms. Thoroddsen had been appointed as Interim Chief Financial Officer on April 10, 2009. The Audit Committee of the Board of Directors of the Company and Ernst & Young LLP, the Company’s independent auditors, have each given consideration to whether Ms. Thoroddsen’s appointment and service as Interim Chief Financial Officer had an impact on the independence of Ernst & Young LLP as the Company’s independent auditors and they have each concluded that Ernst & Young LLP’s independence has not been impacted.

On April 29, 2009, the Board of Directors appointed Nathan Sarkisian, age 50, to serve as Interim Chief Financial Officer, effective May 20, 2009. Mr. Sarkisian will bring Spansion 23 years experience in senior finance positions. Prior to his retirement in 2006, Mr. Sarkisian spent 11 years as Chief Financial Officer at Altera Corporation, a worldwide leader in the programmable logic segment of the semiconductor industry. Before that, Mr. Sarkisian was corporate controller at Altera, and has held various management and finance positions at high technology companies including Schlumberger and Fairchild Semiconductor. Mr. Sarkisian holds a bachelor’s degree in Economics from Stanford University and a master’s degree in Business Administration from Harvard University. John H. Kispert, the Company’s President and Chief Executive Officer, was appointed Interim Chief Financial Officer by the Board of Directors on April 29, 2009 and will serve until the effectiveness of Mr. Sarkisian’s appointment on May 20, 2009.

In connection with Mr. Sarkisian’s appointment as Interim Chief Financial Officer, on April 30, 2009, the Company executed a consulting agreement (the “Agreement’) with Mr. Sarkisian, effective May 20, 2009. Under the Agreement, the Company will pay Mr. Sarkisian a monthly fee of $40,000, plus reimbursement of out of pocket expenses for required travel and other necessary business expenses in accordance with the Company’s reimbursement policies. The Agreement is terminable by either party upon written notice. The Company and Mr. Sarkisian also executed an indemnification agreement in the form provided to the Company’s executive officers, pursuant to which the Company will provide Mr. Sarkisian with customary indemnification rights. The foregoing is a summary of the terms of the Agreement and does not purport to summarize or include all terms thereof. The foregoing summary is qualified in its entirety by reference to the Agreement, which will be filed as a exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2009.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2009	SPANSION INC.

	By:	/s/ John H. Kispert
	Name:	John H. Kispert
	Title:	President and Chief Executive Officer